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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported): February 7, 2003



                              ANTARES PHARMA, INC.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)



             Minnesota                   0-20945              41-1350192
             ---------                   -------              ----------
    (State or Other Jurisdiction       (Commission         (I.R.S. Employer
         of Incorporation)             File Number)       Identification No.)



             707 Eagleview Boulevard, Suite 414, Exton, PA     19341
             -------------------------------------------------------
             (Address of Principal Executive Offices)       (Zip Code)



       Registrant's telephone number, including area code: (610) 458-6200


                                 Not Applicable
         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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       THE FOLLOWING IS A SUMMARY OF THE DOCUMENTS DISCUSSED BELOW AND IS
       NOT INTENDED TO BE A COMPLETE DESCRIPTION OF SUCH DOCUMENTS OR THE
       TRANSACTIONS WHICH ARE THE SUBJECT OF SUCH DOCUMENTS. REFERENCE IS
        MADE TO THE COPIES OF SUCH DOCUMENTS ATTACHED HERETO AS EXHIBITS
         FOR A COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF SUCH
                                   DOCUMENTS.

Item 5. Other Events.

         On February 7, 2003, Antares Pharma, Inc. (the "Company") completed a restructuring of its outstanding debt securities previously sold to four primary investors. Specifically, as part of this restructuring, on January 24, 2003 and January 31, 2003, the Company borrowed an aggregate of $621,024.92 from one of the original four holders of its 10% Secured Convertible Debentures (the "10% Debentures") pursuant to two separate 30-day promissory notes, a copy of the form of which is attached hereto (the "Notes"). The Company used the proceeds of these borrowings to repurchase $476,824.92 of the 10% Debentures previously sold to two of the original four holders, including accrued interest, and to pay a repurchase premium of $144,200.00 to the holders of these repurchased 10% Debentures. Thereafter, in exchange for the surrender of the Notes, the Company issued to the holder of the Notes 8% Senior Secured Convertible Debentures (the "8% Debentures") in the same principal amount of the Notes. The Company intends to pay in cash interest in the amount of $679.46 that accrued on the Notes. The Company also issued Amended and Restated 8% Senior Secured Convertible Debentures (the "Amended Debentures") to the original holder of the Notes and to the remaining fourth holder of the original 10% Debentures. The 8% Debentures and the Amended Debentures contain identical terms, provisions and conditions. The Amended Debentures and the 8% Debentures are collectively referred to herein as the "Replacement Debentures." The aggregate principal amount of the Replacement Debentures is $1,613,255.29, which represents the total unconverted principal amount of the 10% Debentures held by the firms to which the Replacement Debentures were issued, including accrued interest thereon, and the principal amount of the 8% Debentures. The Replacement Debentures contain substantially the same terms as the 10% Debentures, except that the Replacement Debentures include a fixed conversion price of $.50 per share and an interest rate of 8% per annum. The Company granted a senior security interest in substantially all of its assets to the holders of the Replacement Debentures.

         In connection with this restructuring, the Company also issued to the holders of the Replacement Debentures five-year warrants (the "Warrants") to purchase an aggregate of 2,932,500 shares of the Company's common stock at an exercise price of $.55 per share. The Warrants are redeemable by the Company upon the achievement of certain milestones set forth in the Warrants.

         The Company granted the holders of the Replacement Debentures customary demand and piggyback registration rights with respect to the shares of its common stock issuable upon conversion of the same or upon exercise of the Warrants. These registration rights are substantially similar to the registration rights granted to the original holders of the 10% Debentures.

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         Upon conversion of the Replacement Debentures and exercise of the
Warrants, the Company will be obligated to issue an aggregate of 6,159,011 shares of its common stock, which represents approximately 52% of its currently outstanding shares of common stock. Pursuant to NASD Marketplace Rules, the Company must obtain shareholder approval for the issuance of 20% or more of its currently outstanding shares. Therefore, under the terms of the Replacement Debentures and Warrants, the holders thereof may not convert the Replacement Debentures or exercise the Warrants for more than 19.99% of the number of shares of the Company's common stock outstanding on January 31, 2003, or 2,356,342 shares, until the Company obtains shareholder approval for the transaction and related stock issuances. The Company intends to seek such approval at its annual meeting of shareholders. On February 10, 2003, the Company issued a press release announcing the completion of the debt restructuring, a copy of which is attached hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

          10.39 Debenture and Warrant Purchase Agreement, dated January 31, 2003, by and among Antares Pharma, Inc., XMark Fund, L.P., XMark Fund, Ltd. and SDS Merchant Fund, LP
          10.40 Debenture and Warrant Purchase Agreement, dated January 31, 2003, by and among Antares Pharma, Inc., XMark Fund, L.P. and XMark Fund, Ltd.
          10.41 Registration Rights Agreement, dated January 31, 2003, by and among Antares Pharma, Inc., XMark Fund, L.P., XMark Fund, Ltd. and SDS Merchant Fund, LP
          10.42 Amended and Restated Security Agreement, dated January 31, 2003, by and among Antares Pharma, Inc., XMark Fund, L.P., XMark Fund, Ltd. and SDS Merchant Fund, LP
          10.43   Form of Warrant, dated January 31, 2003
          10.44 Form of 8% Senior Secured Convertible Debenture, dated January 31, 2003
          10.45 Form of Amended and Restated 8% Senior Secured Convertible Debenture, dated January 31, 2003
          10.46   Form of Promissory Note
          99.1    Press Release dated February 10, 2003

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    February 12, 2003                   ANTARES PHARMA, INC.



                                             By /s/ Roger G. Harrison
                                               --------------------------------
                                                 Roger G. Harrison
                                                 Chief Executive Officer